UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street
Minneapolis, MN 55431

(Address of principal executive offices) (Zip Code)

(952) 887-3131

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Donaldson Company, Inc. (“Donaldson”) is a party to a Credit Agreement, dated as of December 7, 2012, and amended as of October 28, 2014, among Donaldson, various subsidiaries thereof, Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent and L/C issuer, U.S. Bank National Association, as Syndication Agent, and the other lenders party thereto (the “Credit Agreement”). On October 29, 2015, Donaldson received the requisite consents of Wells Fargo and all of the other lenders under the Credit Agreement to waive any event of default thereunder with respect to timely delivery of certain financial statements of Donaldson, so long as Donaldson provides to Wells Fargo and each other lender under the Credit Agreement Donaldson’s (i) audited financial statements for the fiscal year ended July 31, 2015 (to be contained within its Annual Report on Form 10-K for such fiscal year), and (ii) unaudited financial statements for its first fiscal quarter ended October 30, 2015 (to be contained in its Quarterly Report on Form 10-Q for such fiscal quarter), in each case, no later than December 28, 2015.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 29, 2015

DONALDSON COMPANY, INC.

By:	/s/ Amy C. Becker
	Name:	Amy C. Becker
	Title:	Vice President, General Counsel and Secretary